EXHIBIT 10.1

EXECUTION COPY

SEVENTH AMENDMENT TO

RECEIVABLES LOAN, SECURITY AND SERVICING AGREEMENT

THIS SEVENTH AMENDMENT TO RECEIVABLES LOAN, SECURITY AND SERVICING AGREEMENT dated as of September 27, 2019 (this “Amendment”) is entered into among FLOWERS FINANCE II, LLC, a Delaware limited liability company (the “Borrower”), FLOWERS FOODS, INC., a Georgia corporation (the “Servicer”), NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V., COÖPERATIEVE RABOBANK U.A. (f/k/a Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank”), as Facility Agent for the Nieuw Amsterdam Lender Group and as a Committed Lender, PNC BANK, NATIONAL ASSOCIATION, as Facility Agent for the PNC Bank Lender Group and as a Committed Lender, and COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (f/k/a Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank”, New York Branch), as administrative agent (the “Administrative Agent”) for each of the Lenders.

RECITALS

WHEREAS, reference is made to that certain Receivables Loan, Security and Servicing Agreement dated as of July 17, 2013, as amended by First Amendment to Receivables Loan, Security and Servicing Agreement dated as of August 7, 2014, by Second Amendment to Receivables Loan, Security and Servicing Agreement dated as of December 17, 2014, by Third Amendment and Waiver to Receivables Loan, Security and Servicing Agreement dated as of August 20, 2015, by Fourth Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 30, 2016, by Fifth Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 28, 2017 and by Sixth Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 27, 2018 (as so amended, the “Existing Loan Agreement” and, as amended by this Amendment and as otherwise amended, supplemented or modified from time to time, the “Loan Agreement”) among the parties to this Amendment.  Unless otherwise provided elsewhere herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Loan Agreement; and

WHEREAS, the parties to this Amendment have agreed to amend the Existing Loan Agreement, all on the terms and subject to the conditions set forth in this Amendment;

NOW, THEREFORE, the parties to this Amendment hereby agree as follows:

SECTION 1.Amendments to Existing Loan Agreement.  Effective as of the Effective Date (as defined below), subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Existing Loan Agreement is hereby amended as follows:

(a)the definition of “Default Ratio” appearing in Annex I to the Existing Loan Agreement is hereby amended and restated as follows:

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“Default Ratio” means, for any Fiscal Period, as of any date of determination, the ratio (expressed as a percentage) of (a) the sum of (i) the aggregate Outstanding Balance of all Receivables that were not Defaulted Receivables at the beginning of such Fiscal Period but that became Defaulted Receivables during such Fiscal Period and are categorized as outstanding at least fourteen (14) weeks but less than fifteen (15) weeks from their respective original invoice dates, plus (ii) the aggregate Outstanding Balance of all Receivables that were written-off and that were outstanding fourteen (14) weeks or less from their respective original invoice dates, to (b) an amount equal to the product of (i) the aggregate amount of Receivables generated by all the Originators during the Fiscal Period that occurred three Fiscal Periods prior to the Fiscal Period for which such ratio is being calculated and (ii) 25%; provided that for purposes of Section 8.02(q)(ii), the Default Ratio shall be equivalent to the ratio (expressed as a percentage) of (i) the sum of the aggregate Outstanding Balance of all Receivables that were not Defaulted Receivables at the beginning of such Fiscal Period but that became Defaulted Receivables during such Fiscal Period that were unpaid for fourteen (14) weeks or more past their respective original invoice dates (determined without regard to any modification thereof) as of the last day of such Fiscal Period to (ii) the aggregate Outstanding Balance of all Receivables as of the last day of such Fiscal Period.

(b)the definition of “Facility Termination Date” appearing in Annex I to the Existing Loan Agreement is hereby amended and restated as follows:

“Facility Termination Date” means the earlier to occur of September 27, 2021 and the Early Termination Date.

(c)Annex I to the Existing Loan Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“LIBOR Successor Rate” has the meaning specified in Section 2.14.

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of LIBO Rate, Alternate Base Rate, Interest Rate, Accrual Period, timing and frequency of determining rates and making payments of interest and other administrative matters in each case as may be appropriate, in the reasonable discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent reasonably determines).

“Scheduled Unavailability Date” has the meaning specified in Section 2.14.

(d)Article I of the Existing Loan Agreement is hereby amended by adding the following as a new Section 1.04 at the end thereof:

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SECTION 1.04LIBOR Notification.  Section 2.14 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of "LIBO Rate" or with respect to any alternative or successor rate thereto, or replacement rate therefor.

(e)Article II of the Existing Loan Agreement is hereby amended by adding the following as a new Section 2.14 at the end thereof:

SECTION 2.14Successor Rate.  Notwithstanding anything to the contrary in this Agreement or any other Transaction Document:

(a)if Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error), or Borrower or Majority Facility Agents notify Administrative Agent that Borrower or Majority Facility Agents (as applicable) have determined, that:

(i)adequate and reasonable means do not exist for ascertaining the LIBO Rate for any requested Accrual Period, including, without limitation, because the Reuters Screen LIBOR01 page is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)the administrator of the Reuters Screen LIBOR01 page or a Governmental Authority having jurisdiction over Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate or the Reuters Screen LIBOR01 page shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or

(b)if Administrative Agent determines that syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, then, reasonably promptly after such determination by Administrative Agent or receipt by Administrative Agent of such notice, as applicable, Administrative Agent and Borrower may amend this Agreement to replace the LIBO Rate with an alternate benchmark rate and spread adjustment (any such proposed benchmark rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes.

Notwithstanding anything in Section 10.05 to the contrary, any such amendment shall become effective at 5:00 p.m. (New York time) on the 5th Business Day after Administrative Agent shall have posted notice of such LIBOR Successor Rate to all Facility Agents and the Borrower unless, prior to such time, Facility Agents comprising the Majority Facility Agents have delivered to Administrative Agent written notice that such Majority Facility Agents do not accept such amendment.

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If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), Administrative Agent will promptly so notify Borrower and each Facility Agent.  Thereafter, (x) the Interest Rate shall no longer be determined by reference to the LIBO Rate, and (y) with respect to any outstanding Advances then funded at the LIBO Rate, such Interest Rate shall automatically be converted to Alternate Base Rate.

(f)Section 4.01 of the Existing Loan Agreement is hereby amended by adding the following as a new subsection (z) at the end thereof:

(z) Use of Proceeds.  The Borrower will not request any Advance, and the Borrower shall not, directly or indirectly, use or otherwise make available to its Affiliates or its or their respective directors, officers and employees the proceeds of any Advance to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, or in any manner that would result in the violation of any Sanctions required to be observed by any party hereto. No part of the proceeds of any Advance will be used, directly or indirectly, to provide anything of value to any officer or employee of a foreign (non-U.S.) governmental entity or authority, any foreign (non-U.S.) political party, any officer or employee of a foreign (non-U.S.) political party, any candidate for foreign (non-U.S.) political office, any officer or employee of an international organization, and any officer or employee of a foreign (non-U.S.) government or state-owned or controlled entity (collectively referred to as “Foreign Official”), to obtain, retain, or direct business, secure any improper advantage, or influence any act or decision within the scope of that Foreign Official’s lawful duty, in violation of any Anti-Corruption Laws. As used herein, the following terms shall have the following meanings:

“Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated or blocked Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person organized or resident in a Sanctioned Country if doing business with such Person would be in violation of any applicable Sanctions law required to be observed or (c) any Person owned or controlled by any such Person referred to in preceding clauses (a) or (b).

(g)Section 8.02 of the Existing Loan Agreement is hereby amended by deleting Section 8.02(q) in its entirety and substituting, in lieu thereof, the following:

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(q) (i)  the average of the Delinquency Ratios, computed for each of the three immediately preceding Fiscal Periods, shall exceed 4.00%; (ii) the average of the Default Ratios, computed for each of the three immediately preceding Fiscal Periods, shall exceed 3.75%; (iii) the average of the Dilution Ratios, computed for each of the three immediately preceding Fiscal Periods, shall exceed 5.00%; or (iv) the average of the Days Sales Outstanding, computed for each of the three immediately preceding Fiscal Periods shall exceed 35 days during any Fiscal Period.

(h)Schedule II to the Existing Loan Agreement is hereby amended by deleting the following account therefrom:

	DEPOSITOR	NAME OF DEPOSITORY INSTITUTION	DEPOSITORY ADDRESS	CONTACT PERSON	ACCOUNT NUMBER(S)	ACCOUNT TYPE
1.	Flowers Baking Co. of Miami, LLC	Bank of America, National Association	Bank of America, N.A. 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37	Justin Campoli 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37 T: (925) 675-7169 F: (877) 207-2524	1000003618	Collection Account

SECTION 2.Conditions Precedent.  The amendments set forth in Section 1 above shall become effective as of the date hereof (the “Effective Date”) when:

(a)the Administrative Agent shall have received counterpart signature pages to this Amendment executed by each of the parties to this Amendment,

(b)the Administrative Agent shall have received counterpart signature pages to the Amendment Fee Letter dated as of the date hereof (the “Amendment Fee Letter”) between the Borrower and the Administrative Agent executed by each of the parties thereto,

(c)each Committed Lender shall have received the amendment fee as set forth in the Amendment Fee Letter,

(d)the Administrative Agent shall have received counterpart signature pages to Reaffirmation and Second Amendment of Performance Undertaking dated as of the date hereof among the parties thereto, and

(e)KYC Information.

(i)Upon the reasonable request of any Lender made at least ten days prior to the Effective Date, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act, in each case at least five days prior to the Effective Date.

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(ii)At least five days prior to the Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver a Beneficial Ownership Certification in relation to itself. The Borrower represents, and the Administrative Agent acknowledges, that the Borrower is an entity that is organized under the laws of the United States or of any state thereof and at least 51 percent of whose common stock or analogous equity interest is owned by a Person whose common stock or analogous equity interests are listed on the New York Stock Exchange or the American Stock Exchange or has been designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of “legal entity customer” as defined in the Beneficial Ownership Regulation. As used herein, the following terms shall have the following meanings:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

SECTION 3.Representations and Warranties of the Borrower.  Each of the Borrower and the Servicer hereby represents and warrants to each Lender, each Facility Agent and the Administrative Agent that, on and as of the date hereof:

(a)this Amendment has been duly executed and delivered by it, and this Amendment and the Existing Loan Agreement as amended hereby constitute, the legal, valid and binding obligations of it enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law); and

(b)the representations and warranties of it contained in the Loan Agreement or in the other Transaction Documents to which it is a party are true and correct in all material respects as of the date hereof, with the same effect as though made on such date (after giving effect to this Amendment), except to the extent such representation or warranty expressly relates only to a prior date; and

(c)immediately after giving effect to this Amendment, no Amortization Event or Event of Default shall have occurred and be continuing.

SECTION 4.Miscellaneous.

(a)This Amendment may be amended, modified, terminated or waived only as provided in Section 10.05 of the Loan Agreement.

(b)Except as expressly modified as contemplated hereby, the Loan Agreement is hereby confirmed to be in full force and effect in accordance with its terms and is hereby ratified and confirmed.  This Amendment is intended by the parties to constitute an amendment and modification to, and otherwise to constitute a continuation of, the Loan Agreement, and is not intended by any party and shall not be construed to constitute a novation thereof or of any obligation of any party thereunder.  This Amendment shall constitute a Transaction Document.

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(c)This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Loan Agreement.

(d)This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed signature page to this Amendment by facsimile transmission or other electronic image scan transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

(e)The provisions of this Amendment are intended to be severable.  If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(f)THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Amendment, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.  The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(g)EACH OF THE BORROWER, THE SERVICER, THE ADMINISTRATIVE AGENT, THE FACILITY AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent

By:	/s/ JINYANG WANG
Name: Jinyang Wang Title: Vice President

By:	/s/ CHRISTOPHER LEW
Name: Christopher Lew Title: Executive Director

COÖPERATIEVE RABOBANK U.A., as Committed Lender and Nieuw Amsterdam Facility Agent

By:	/s/ T.V.H. STIVE-PHAM
Name: T.V.H. Stive-Pham Title: Director

By:	/s/ J.J. VAN DER SLUIS
Name: J.J. van der Sluis Title: Executive Director

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[Signature Page to Seventh Amendment to Receivables Loan, Security and Servicing Agreement]

NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V.

By:	/s/ H.R.T. KRӦNER
Name: H.R.T Krӧner Title: Proxyholder

Intertrust Management B.V.

By:	/s/ M.W. KNOL
Name: M.W. Knol Title: Proxyholder

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[Signature Page to Seventh Amendment to Receivables Loan, Security and Servicing Agreement]

PNC BANK, NATIONAL ASSOCIATION, as Committed Lender and PNC Bank Facility Agent

By:	/s/ ERIC BRUNO
Name: Eric Bruno Title: Senior Vice President

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[Signature Page to Seventh Amendment to Receivables Loan, Security and Servicing Agreement]

FLOWERS FINANCE II, LLC, as Borrower

By:	/s/ J.T. RIECK
Name: J.T. Rieck Title: Treasurer

FLOWERS FOODS, INC., as Servicer

By:	/s/ R. STEVE KINSEY
Name: R. Steve Kinsey Title: Chief Financial & Administrative Officer

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[Signature Page to Seventh Amendment to Receivables Loan, Security and Servicing Agreement]